UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2013
PPG INDUSTRIES, Inc. (Exact name of Registrant as specified in its charter)
Pennsylvania (State of Incorporation)	001-1687 (Commission File Number)	25-0730780 (I.R.S. Employer Identification No.)
One PPG Place Pittsburgh, Pennsylvania (Address of principal executive offices)	15272 (Zip Code)
(412) 434-3131 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

                                                                                                                           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                                                                                                                           [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                                                                                                                           [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                                                                                                                           [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                                                                                                                           [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

            On July 28, 2013, PPG Industries, Inc., a Pennsylvania corporation (“PPG” or the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among PPG, PPG Industries Securities, LLC, a Delaware limited liability company, PPG Luxembourg Finance S.àR.L., a Luxembourg Société à responsabilité limitée, Group 26 Diversified Holdings Ireland, an Ireland private unlimited company (collectively “Sellers”), and Essilor International (Compagnie Generale D’Optique) S.A., a French société anonyme (“Essilor”).

            The Transaction Agreement provides for the sale by Sellers of their aggregate 51% interests in Transitions Optical, Inc. (“TOI”), Transitions Optical Holdings B.V. (“TOH”), and Transitions Optical Limited (“TOL” and, collectively with TOI, TOH and its and their respective subsidiaries, “Transitions”) to Essilor for $1.7 billion, subject to adjustment for working capital and net debt, on the terms and subject to the conditions set forth in the Transaction Agreement (the “Transaction”).  Essilor currently owns 49% of the interests in TOI, TOH and TOL and upon consummation of the Transaction will be the sole owner of Transitions.  Essilor has also entered into an agreement with PPG and certain of its subsidiaries to acquire PPG’s sunlens business.

            The consummation of the Transaction is subject to customary closing conditions including, among others, the receipt of regulatory approvals, the absence of a material adverse effect with respect to Transitions, the absence of certain injunctions or orders issued by a governmental authority, the accuracy of the representations and warranties of the parties (generally subject to a material adverse effect standard) and compliance by the parties in all material respects with their respective obligations under the Transaction Agreement.

            In the Transaction Agreement, Sellers have made customary representations and warranties regarding Transitions and in their capacity as the sellers of their interests in TOI, TOH and TOL, and Essilor has made customary representations and warranties in its capacity as the purchaser of Sellers’ interests in TOI, TOH and TOL.  Sellers and Essilor have also agreed to certain covenants with respect to the conduct of the Transitions business during the interim period between the signing of the Transaction Agreement and closing of the Transaction, including operating Transitions in the ordinary course of business and using their commercially reasonable efforts to preserve intact the business in all material respects.

            The Transaction Agreement contains termination rights for each of PPG and Essilor applicable upon, among other events, (i) a final, non-appealable governmental order that has the effect of prohibiting or making unlawful the consummation of the Transaction, except where such order would not have a material impact on Essilor or its subsidiaries in a jurisdiction in which Essilor or its subsidiaries is conducting business that is material to Essilor or its subsidiaries, taken as a whole, or (ii) a material breach by the other party that causes a condition to closing not to be satisfied that is or cannot be cured within sixty (60) business days’ notice of such breach, subject to certain conditions.  In addition, Sellers and Essilor may terminate the Transaction Agreement if the Transaction has not closed on or prior to the date that is 12 months after the execution of the Transaction Agreement (the “End Date”), which End Date may be extended by Essilor in certain circumstances to the date that is 17 months after the execution of the Transaction Agreement upon payment by Essilor to Sellers of the fee described below.  The End Date may be further extended for a reasonable period of time if agreed by Essilor and the Company after good faith discussions upon reaching the End Date at the 17th month.

            If Essilor elects to extend the End Date to the date that is 17 months after the execution of the Transaction Agreement, Essilor will pay to PPG a fee of $75 million (the “Fee”), which will be credited to the purchase price in the event the Transaction later closes.  In the event the Transaction Agreement is terminated due to the failure to obtain antitrust or competition approvals or as the result of a governmental order or action or injunction in connection with an antitrust or competition law, PPG will retain the Fee if already paid or Essilor will pay the Fee to PPG if it has not been paid, in each case subject to specified exceptions.

            From and after the closing of the Transaction, Sellers have agreed, subject to certain conditions, to indemnify Essilor, its affiliates, Transitions and their respective representatives, from and against any and all damages suffered or incurred by such indemnified parties relating to, arising out of or resulting from (i) Sellers’ breach of or inaccuracy in any representations or warranties made in the Transaction Agreement (generally subject to a specified basket and cap amount), (ii) any breach or failure by Sellers to materially perform their covenants or obligations contained in the Transaction Agreement and (iii) certain other agreed upon matters.

            From and after the closing of the Transaction, Essilor has agreed, subject to certain conditions, to indemnify Sellers, their affiliates and their representatives from and against any and all damages suffered or incurred by such indemnified party relating to, arising out of or resulting from (i) Essilor’s breach of or inaccuracy in any representations or warranties made by Essilor in the Transaction Agreement (generally subject to a specified basket and cap amount) or (ii) any breach or failure by Essilor to materially perform its covenants or obligations contained in the Transaction Agreement.

            Each of the parties has agreed, upon the terms and subject to the conditions of the Transaction Agreement, to use its reasonable best efforts to cooperate and take all actions and to do all things necessary under applicable laws to consummate the Transaction.  Neither Essilor nor PPG is obligated to take any action in connection with obtaining clearance by any governmental authority that would require such party to divest any assets, terminate any material relationships, or agree to any restrictions on the business of such party that, when taken together, would have a material adverse effect on the business of Essilor, measured for this purpose as if the business of Essilor were the size of Transitions, or would have a material adverse effect on Transitions.

            The Transaction Agreement also contemplates that in connection with the Transaction, PPG and certain of its affiliates will enter into certain commercial agreements with Essilor and certain of its affiliates.  Upon the closing of the Transaction, the parties have agreed to enter into (i) a Research and Development Services Agreement, by and among the Company, TOI, TOH, TOL and Essilor, pursuant to which the Company will provide research and development services to Transitions and Essilor following the closing of the Transaction; (ii) a Photochromic Dye Supply Agreement, by and among the Company, TOI, TOH, TOL and Essilor, pursuant to which the Company will supply certain dyes to Transitions and Essilor following the closing of the Transaction and (iii) an Intellectual Property License Agreement, by and among the Company, TOI, TOH, TOL and Essilor, pursuant to which the parties will license certain patents and other intellectual property to each other following the closing of the Transaction.  In addition, pursuant to the Transaction Agreement, PPG, TOI, TOH, TOL, and Essilor have agreed to enter into a Transition Services Agreement upon the consummation of the Transaction, pursuant to which the Company and its affiliates will provide certain transitional services to Essilor following the closing of the Transaction.

                        On July 29, 2013, PPG issued a press release to announce the transactions set forth above.  A copy of the press release issued by the Company is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release of PPG Industries, Inc., dated July 29, 2013.

Forward-Looking Statements

This current report on Form 8-K contains certain statements about the Company, that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These matters involve risks and uncertainties as discussed in the Company’s periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this current report on Form 8-K include statements about the expected effects on the Company and Transitions of the agreement by the Company to sell its interests in Transitions and its sunlens business to Essilor, the anticipated timing and benefits of the Transaction, the anticipated deployment by the Company of the proceeds of the Transaction and the timing of such deployment, the Company’s anticipated financial results, and all other statements in this news release that are not historical facts.  Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of the Company and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties including: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; the Company’s and Essilor’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain regulatory approvals; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management; and the risk that disruptions from the Transaction will harm the Company’s businesses or the Transitions business. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to publicly update  such statements to reflect subsequent events or circumstances.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2013

PPG INDUSTRIES, INC.

By:  /s/ Charles E. Bunch

Charles E. Bunch

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of PPG Industries, Inc., dated July 29, 2013.